                                                                    Exhibit 22.1


                          MEDSTONE INTERNATIONAL, INC.
                                  SUBSIDIARIES




    NAME                                                   JURISDICTION
    ----                                                   ------------
  United Physicians Resources, Inc.                        Delaware
  Northern Nevada Lithotripsy Associates, LLC              Nevada





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